Exhibit 10.55

ASSIGNMENT AGREEMENT

THIS AGREEMENT is entered into this 29th day of December, 2011, by and between Shantou Big Tree Toys Co., Ltd., a Chinese company (“Party A”) and Wei Lin (“Party B”). Party A and Party B may collectively be referred to as the “Parties”.

NOW, THEREFORE, in consideration of the execution and delivery of this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Party B hereby grants, transfers and assigns to Party A all of Party B’s right, title and interest, if any, to the following (the “Assigned Property”):

Certification No.: 1657120
Utility Model Patent Certification issued by the Peoples Republic of China, National Intellectual Property Bureau

Name of the utility model:  Combined Toys Plug in blocks
Inventor: Lin, Wei
Patent No.: ZL 2009 2 0292981.6
Apply Date: December 16th 2009
Patent Owner: Lin, Wei
Authorization Date: January 12th 2011

The Assigned Property shall include rights to translation and reproductions in all forms or formats and the copyrights and patent rights thereto, if any, and Party B agrees that Party A may copyright said materials in Party A's name and secure renewal, reissues and extensions of such copyrights for such periods of time as the law may permit.  Assigned Property shall also include any Developments related to the Assigned Property.  "Developments" is defined as any idea, invention, process, design, concept, or useful article (whether the design is ornamental or otherwise), computer program, documentation, literary work, audiovisual work and any other work of authorship, hereafter expressed, made or conceived related to the Assigned Property, whether or not subject to patent, copyright or other forms of protection that is related to the actual or anticipated business, research or development of the Assigned Property.

2.           At all times hereafter, Party B agrees to assist Party A in obtaining patents or copyrights on the Assigned Property that Party B, in its sole discretion, seeks to patent or copyright.  Party B also agrees to sign all documents, and do all things necessary to obtain such patents or copyrights, to further assign them to Party A, and to reasonably protect them and Party A against infringement by other parties at Party A’s expense with Party A’s  prior approval.

3.           Party B irrevocably appoints any Party A-selected designee to act, at all times hereafter, as his or her agent and attorney-in-fact to perform all acts necessary to obtain patents and/or copyrights as required by this Agreement if Party B (i) refuses to perform those acts or (ii) is unavailable.  It is expressly intended by Party B that the foregoing power of attorney is coupled with an interest.

4.	Miscellaneous Provisions.

a)
Amendments.  The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

b)
Further Assurances.  The parties hereby agree from time to time to execute and deliver such further and other transfers, assignments and documents and do all matters and things which may be convenient or necessary to more effectively and completely carry out the intentions of this Agreement.

c)
Binding Effect.  All of the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns.

e)
Headings.  The headings contained in this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement.

f)
Survival.  All covenants, agreements, representations and warranties made herein or otherwise made in writing by any party pursuant hereto shall survive the execution and delivery of this Agreement and the termination of employment or engagement of Party B.

g)
Waivers.  The failure or delay of either party at any time to require performance by another party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power or remedy hereunder.  Any waiver by any party of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement.  No notice to or demand on any party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

IN WITNESS WHEREOF, the parties have duly set their hands to this Agreement, effective as of the date stated above.

Party A : Shantou Big Tree Toys Co., Ltd.Party B : Wei Lin

Name:          /s/  Guihong Zheng                                                         Signature     /s/ Wei Lin

Title: ____CEO__________________                                                                                 Wei Lin
Printed Name